Geeknet Announces Leadership Changes

Geeknet Names Kathryn McCarthy as President and Chief Executive Officer and Ali Sorbi as Chief Financial Officer

FAIRFAX, Va., Feb. 7, 2013 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced that Chief Financial Officer Kathryn McCarthy has been appointed Chief Executive Officer and President of Geeknet and named to the Board of Directors. Ken Langone, Geeknet's current Chief Executive Officer, President and Chairman, will remain as Chairman of the Board of Directors.

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Geeknet also announced that Ali Sorbi, Vice President of Financial Planning and Analysis for Geeknet, has been appointed Chief Financial Officer. All appointments are effective March 1, 2013.

"I am delighted to announce the appointment of Katy McCarthy to the role of CEO," said Ken Langone, Chairman, Chief Executive Officer and President of Geeknet. "Katy has been instrumental in leading Geeknet and ThinkGeek over the past two years. Her contributions to the Company's strategic endeavors, including new investments in ThinkGeek and the recent sale of our Media business, have been invaluable. I am also pleased to announce the promotion of Ali Sorbi to the role of CFO. Ali has been a key member of Katy's team and I am confident he will provide financial leadership for our growing business."

Ms. McCarthy commented, "I am honored and excited to lead Geeknet. I am looking forward to building upon our past achievements, developing new and engaging products for the global geek community and I am committed to meeting the needs of our shareholders, customers and employees."

"I'm thrilled to assume the role of CFO," said Ali Sorbi, Vice President of Financial Planning and Analysis. "This is an exciting time for ThinkGeek as the team continues to build a world-class e-commerce destination. We have a large market opportunity and I look forward to being an integral part of the Company's success."

Ms. McCarthy has served as Geeknet's Executive Vice President and Chief Financial Officer, since January 2011. Prior to joining Geeknet, Ms. McCarthy spent 18 years at General Electric where she was named an officer of the Company in 2003. As Vice President and CFO of GE Healthcare in London, she partnered with the CEO to deliver global growth, reduce costs and support mergers and acquisitions and integration activities. As Vice President of the GE Audit Staff, she led global audits and reported frequently to the Audit Committee and the Board of Directors. She also served as CFO of GE Transportation Systems and held leadership positions within GE Plastics in Europe and the US.

Mr. Sorbi joined Geeknet in 2011 and has served as the Company's Vice President of Financial Planning and Analysis since May 2012. Prior to joining Geeknet, Mr. Sorbi served as Manager of Financial Planning and Analysis at Rosetta Stone, a provider of technology-based language-learning solutions. Previously, Mr. Sorbi was a Senior Financial Analyst at Beers and Cutler PLLC (now Baker Tilly Virchow Krause, LLP), an accounting and advisory firm.

ABOUT GEEKNET

ThinkGeek, a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community. Since 1999, ThinkGeek has sought to provide tech, gadget, and toy-obsessed communities with all the things geeks crave. ThinkGeek was founded to serve the distinct needs and interests of technology professionals and enthusiasts and today has grown to become the first choice for innovative and imaginative products that appeal to the geek in everyone. Want to learn more? Check out thinkgeek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding and the Company's growth prospects. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: the ability of our new management team to effectively manage our business; our effectiveness at planning and managing our e-commerce inventory; our ability to achieve and sustain higher levels of revenue; our ability to protect and defend our intellectual property rights; rapid technological and market change; unforeseen expenses that we may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2012, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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